UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 8, 2012

Skyview Holdings Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-5240	35-217663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12913 42nd Ter. West Cortez, FL	34215
(Address of Principal Executive Offices)	(Zip Code)

(941) 794-0394
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the former Form 8-K filing to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Skyview Holdings, Corp. (the “Company”), to be materially different from future results, performance, or achievements expressed or implied by any forward-looking statements.  Forward looking statements, which involve assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project,” or the negative of these words or other variations on these words of comparable terminology.  These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass.  Actual results of the Company could differ materially from those expressed or implied by the forward-looking statements as a result of various factors.  Except as required by applicable laws, the Company has no obligations to update publicly any forward-looking statements for any reason, even if new information becomes available to other events occur in the future.

SECTION 1    Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

On December 23, 2010, Skyview Holdings, Corp., a Delaware Corporation (the “Company’) filed a Form 8-K with the Securities and Exchange Commission regarding the Company’s previous entry into a December 14, 2010 share exchange agreement with the majority shareholders of Vision Technologies, Inc., a Delaware Corporation (“Vision”).  Within 60 days of the closing of the share exchange transaction, the reorganized registrant was to register the shares owned by Tony Frudakis and his assigns.  Mr. Frudakis was also to receive time-limited, anti-dilution rights in the share exchange agreement.  The Merger was intended to qualify as a “reorganization,” for federal income tax purposes and would have effectuated the exchange of one share of Company common stock for each share of Vision common stock held immediately prior to the effective date of the exchange.  Moreover, each share of Company common stock outstanding immediately prior to the effective date of the exchange was to be cancelled.

According to the December 14, 2010 share exchange agreement, Mr. Frudakis was to retain 2.5 million shares of Skyview upon the closing of the share exchange agreement.  On or around June 2011, the majority shareholders of the Company and Vision orally agreed to modify the December 14, 2010 share exchange agreement and terminate the merger between Vision and the Company.  The termination of the merger was evidenced by the September 2, 2011 issuance of 2.5 million shares of Vision to Mr. Frudakis for Mr. Frudakis’s contributions to Vision outside of Mr. Frudakis’s obligations under the December 14, 2010 share exchange agreement.  The foregoing modifications were later assumed and ratified through a January 30, 2010 Assumption and Ratification of Oral Amendments to Share Exchange Agreement between the Company and Vision.

On September 30, 2011, a Form S-4 laying out the proposed merger between Vision and the Company was mistakenly filed with information that predated the foregoing oral modifications of the share exchange agreement and the termination of the merger between Vision and the Company.  The Form S-4 has since been withdrawn. The Company will resume and continue to operate as a “blank check” company, seeking the acquisition of, or merger with an existing company for the next 12 months and beyond.

Item 9.01 Financial Statements and Exhibits

Exhibits:

2.1       Assumption and Ratification of Oral Amendments to Share Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2012	Skyview Holdings, Corp.

/s/ Tony N. Frudakis
Tony N. Frudakis
President